Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of DuPont de Nemours, Inc. of our report dated February 11, 2021, relating to the financial statements and financial statement schedule of E. I. du Pont de Nemours and Company, which appears in DuPont de Nemours, Inc.’s Current Report on Form 8-K dated June 3, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 11, 2021